UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AngioDynamics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3146460
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

603 Queensbury Avenue Queensbury, New York	12804
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:

Registration Statement File Number 333-113329

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock (the “Common Stock”) to be registered hereunder is incorporated by reference from the description of the Common Stock contained in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-113329), originally filed on March 5, 2004, as amended by Amendments No. 1, 2 and 3 thereto and as further amended by any subsequent amendments thereto (the “Registration Statement”). Additionally, this registration statement will incorporate by reference the description of the Common Stock contained in any prospectus or prospectus supplement related to the Common Stock that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits

The information required by this item is incorporated by reference to the following documents:

(a)	The Registrant’s Form of Amended and Restated Certificate of Incorporation, as filed as Exhibit 3.1 to the Registration Statement;

(b)	The Registrant’s Amended and Restated Bylaws, as filed as Exhibit 3.2 to the Registration Statement; and

(c)	Form of the Registrant’s Form of Rights Agreement, as filed as Exhibit 4.1 to the Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 13, 2004

ANGIODYNAMICS, INC.

By	/s/ Eamonn P. Hobbs

Name: Eamonn P. Hobbs Title: President & Chief Executive Officer

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